EXHIBIT 99

FOR IMMEDIATE RELEASE        For Additional Information contact:
Nasdaq SmallCap: EDYN        S. M. Schuster or G. S. Donovan
                             (630) 575-2400


     ENVIRODYNE INDUSTRIES, INC. ANNOUNCES DATE FOR
         1998 ANNUAL MEETING OF STOCKHOLDERS


Oak Brook, Illinois, June 24, 1998 - Envirodyne Industries, Inc. (Nasdaq SmallCap:EDYN) announced today that its 1998 Annual Meeting of Stockholders will be held on Thursday, August 27, 1998. Under the Company's By-Laws, in order to nominate persons for election as directors or bring other business before the 1998 Annual Meeting, a stockholder must provide notice of such nomination or other business to the Corporate Secretary of the Company in the proper written form specified in the Company's By-Laws by no later than 5:00 p.m. on July 4, 1998.

Any stockholder desiring a copy of the Company's By-Laws will be furnished one without charge upon request to the Corporate secretary.


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